UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2014

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway

Suite 1550

Houston, Texas 77056

(Address of principal executive office) (Zip Code)

(713) 963-0099

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Underwriting Agreement

On April 9, 2014, Hi-Crush Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Hi-Crush GP LLC, the general partner of the Partnership (the “General Partner”), and Barclays Capital Inc., Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of 4,250,000 common units (the “Firm Units”) representing limited partner interests of the Partnership (“Common Units”) at a price to the public of $41.29 per Common Unit ($39.6384 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 637,500 Common Units (the “Option Units”) on the same terms; provided, however, that the purchase price payable by the Underwriters for any Option Units will be less an amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased. The material terms of the offering of the Common Units are described in the prospectus supplement, dated April 9, 2014, filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on April 10, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Common Units are registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-191481), as amended, and the closing with respect to the public offering of such Common Units is expected to occur on April 15, 2014, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and the other underwriters named therein dated April 9, 2014.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner
Dated: April 11, 2014
	By:	/s/ Laura C. Fulton
Name: Laura C. Fulton
Title: Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and the other underwriters named therein dated April 9, 2014.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).